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                                                                       Exhibit i

                                                               6225 Smith Avenue
                                                  Baltimore, Maryland 21209-3600
                                              main 410.580.3000 fax 410.580.3001






                                February 19, 2003

PRUDENTIAL SHORT-TERM BOND FUND, INC.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey  07102

         Re: Registration Statement on Form N-1A

Ladies and Gentlemen:

         We serve as special Maryland counsel to Prudential Short-Term Bond Fund, Inc., a Maryland corporation (the "Fund"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Fund of up to 500,000,000 shares of capital stock, par value $.01 per share (the "Shares"), pursuant to a registration statement on Form N-1A, as amended by Amendment Nos. 24 and 26 (File Nos. 33-22363 and 811-5594) (the "Registration Statement"). The Fund is divided into two series, the Short-Term Corporate Bond Fund series which is each divided into four classes designated as Class A, Class B, Class C and Class Z, each of which consists of 62,500,000 shares, and the Dryden Ultra Short Bond Fund series, which is divided into five classes designated as Class A, Class B, Class C, Class Z and Class Y, which consists of 31,250,000 shares of each of Class A, Class B, Class C and Class Z and 125,000,000 shares of Class Y. This opinion is being furnished in connection with the filing of the Registration Statement.

         In our capacity as special Maryland counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

         (a) The Charter of the Fund certified by the Maryland State Department of Assessments and Taxation (the "MSDAT").

         (b)    The By-Laws of the Fund.

         (c)    The Registration Statement.

         (d) Resolutions of the Board of Directors of the Fund relating to the authorization of (i) the issuance of the Shares, and (ii) the Registration Statement and the transactions contemplated thereby.

         (e) A short-form Good Standing Certificate for the Fund, dated a recent date, issued by the MSDAT.

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                                           PRUDENTIAL SHORT-TERM BOND FUND, INC.
                                                               February 19, 2003
                                                                          Page 2





         (f) A Certificate of the Secretary of the Fund, dated as of the date hereof, as to certain factual matters (the "Certificate").

         (g) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

         In such examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. As to any facts material to this opinion, we have relied solely upon the Certificate.

         Based upon the foregoing, subject to the additional assumptions, qualifications and limitations set forth below, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

         1. The Fund has been duly incorporated and is validly existing and in good standing under the laws of the State of Maryland.

         2. The Shares to be issued pursuant to the Registration Statement have been duly authorized, and, when issued as contemplated in the Registration Statement in an amount not to exceed the number of Shares authorized by the Charter but unissued, will constitute validly issued, fully paid and non-assessable shares.

         In addition to the qualifications set forth above, this opinion is subject to the additional assumptions, qualifications, and limitations as follows:

         (a) This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

         (b) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland.

         (c) We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

         (d) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

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                                           PRUDENTIAL SHORT-TERM BOND FUND, INC.
                                                               February 19, 2003
                                                                          Page 3





     We hereby consent to the filing of this opinion with the Commission as Exhibit (i) to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                   Very truly yours,

                                   /s/ Piper Kudrick LLP